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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 24, 2000


                               ALLOY ONLINE, INC.
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             (Exact name of registrant as specified in its charter)

   Delaware                        000-26023                    04-3310676
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(State or other                   (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

                            115 WEST 30TH STREET #201
                               NEW YORK, NY 10001
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 244-4307

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 24, 2000, Alloy's newly created and wholly-owned subsidiary, Alloy Acquisition Sub, Inc., a New York corporation ("Acquisition Sub"), was merged with and into 17th Street Acquisition Corp. ("17th Street"), a New York corporation with a principal place of business in New York, New York, pursuant to an Agreement and Plan of Reorganization dated as of January 21, 2000, by and between Alloy, Acquisition Sub, 17th Street and Leslie N. Morgenstein and Ann Brashares, the sole stockholders of 17th Street (the "Stockholders"). 17th Street is a leading developer and producer of media properties for teens. 17th Street has produced approximately 150 books, including the Sweet Valley series, Roswell High, Fearless and Real Teens: Diary of a Junior Year. In addition to editorial, design and production, and licensing its properties to television and film, software, and foreign territories, 17th Street Productions markets and promotes its properties in conjunction with other teen brands such as Atlantic Records and Union Bay.

In accordance with the purchase agreement, Alloy paid and delivered to the Stockholders the following as consideration for the purchase price for all of the outstanding stock of 17th Street: (i) $200,000 in cash out of Alloy's working capital, and (ii) 215,178 shares of Alloy's restricted common stock, $.01 par value per share. The restricted common stock is subject to the restrictions set forth in separate Investment Representation and Lockup Agreements between Alloy and each of the stockholders. Of the shares of restricted common stock delivered as merger consideration, 64,552 shares have been placed in escrow as security for the indemnification obligations of the Stockholders pursuant to an Escrow Agreement by and among Alloy, Acquisition Corporation, the Stockholders and State Street Bank and Trust Company, as escrow agent. In addition, in connection with the acquisition, Alloy made payments in an amount of $2,111,334.93 to the former sole stockholder of Daniel Weiss Associates, Inc., a subsidiary of 17th Street, all of the outstanding capital stock of which was acquired by 17th Street in October, 1999. Alloy also incurred approximately $125,000 in expenses in connection with the acquisition, and agreed to pay up to $75,000 of the legal expenses and up to $50,000 of the accounting expenses incurred by 17th Street in connection with the acquisition. The consideration paid by Alloy for the transferred assets was determined through arms-length negotiations between Alloy and the Stockholders.

The description contained herein of the transaction is qualified in its entirety by reference to the Agreement (Exhibit 2.1), Investment Representation and Lockup Agreements (Exhibits 99.1 and 99.2), Escrow Agreement (Exhibit 99.3) and press release (Exhibit 99.4), copies of which are attached hereto and incorporated herein by reference.

This report may contain forward-looking statements which reflect Alloy's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in Alloy's Registration Statement on Form S-1 (File No. 333-74159) and the press release filed as Exhibit 99.4 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial statements of business acquired.
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                  Not filed herewith; to be filed by amendment. Pursuant to Item
                  7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than April 7, 2000.

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         (b)      Pro forma financial information.
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                  Not filed herewith; to be filed by amendment. Pursuant to Item
                  7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than April 7, 2000.

         (c)      Exhibits.
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                  2.1      Agreement and Plan of Reorganization dated as of
                           January 21, 2000, by and between Alloy Online, Inc., Alloy Acquisition Sub, Inc., 17th Street Acquisition Corp. and Leslie N. Morgenstein and Ann Brashares

                  99.1 Investment Representation and Lockup Agreement, dated as January 21, 2000, by and between Alloy Online, Inc. and Leslie N. Morgenstein.

                  99.2 Investment Representation and Lockup Agreement, dated as of January 21, 2000, by and between Alloy Online, Inc. and Ann Brashares.

                  99.3 Escrow Agreement, dated as of January 21, 2000, by and among Alloy Online, Inc., Alloy Acquisition Sub, Inc., Leslie N. Morgenstein, Ann Brashares and State Street Bank and Trust Company, as Escrow Agent.

                  99.4     Alloy's Press Release dated January 11, 2000.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 7, 2000                     ALLOY ONLINE, INC.
                                            (Registrant)



                                            By: /s/ Matthew C. Diamond
                                                --------------------------------
                                                Matthew C. Diamond
                                                Chief Executive Officer

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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Reorganization dated as of January 21, 2000, by and between Alloy Online, Inc., Alloy Acquisition Sub, Inc., 17th Street Acquisition Corp. and Leslie N. Morgenstein and Ann Brashares

99.1 Investment Representation and Lockup Agreement, dated as January 21, 2000, by and between Alloy Online, Inc. and Leslie N. Morgenstein.

99.2 Investment Representation and Lockup Agreement, dated as of January 21, 2000, by and between Alloy Online, Inc. and Ann Brashares.

99.3 Escrow Agreement, dated as of January 21, 2000, by and among Alloy Online, Inc., Alloy Acquisition Sub, Inc., Leslie N. Morgenstein, Ann Brashares and State Street Bank and Trust Company, as Escrow Agent.

99.4     Alloy's Press Release dated January 11, 2000.